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                                                                     EXHIBIT 1.1
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                        MORGAN STANLEY ABS CAPITAL I INC.









                              MORTGAGE-BACKED NOTES
                                  Series 2001-3









                             UNDERWRITING AGREEMENT

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                                                           New York, New York
                                                             November 8, 2001


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


Dear Sirs:

                  Pursuant to a Note Purchase Agreement, dated September 26, 2001 (the "Note Purchase Agreement") Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Company"), sold to you, as representative (the "Representative") of yourself and Bear Stearns & Co. Inc.(together, the "Underwriters"), ABFS Mortgage Loan Trust 2001-3 Mortgage-Backed Notes, Series 2001-3 in the original principal amount and with the designation described on Schedule A attached hereto (the "Notes"). The Notes were issued pursuant to an indenture dated as of September 1, 2001 (the "Indenture") by and among The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee") and ABFS Mortgage Loan Trust 2001-3, as Issuer (the "Issuer"). The Notes will be secured by a pledge of a trust estate that consists primarily of two pools of mortgage loans as described in a Prospectus Supplement, dated as of November 6, 2001. Prior to the execution of this Agreement, the Representative has not made a public offering of the Notes.

                  Under the terms of an Unaffiliated Seller's Agreement, dated as of September 1, 2001 (the "Unaffiliated Seller's Agreement"), by and among American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("Upland"), American Business Mortgage Services, Inc. ("ABMS") (collectively, the "Originators"), ABFS 2001-3, Inc., a limited purpose Delaware corporation (the "Unaffiliated Seller"), and the Company, each of the Originators sold, without recourse, to the Unaffiliated Seller all of its right, title and interest in and to certain specified mortgage loans (the "Mortgage Loans") (except for their right, title and interest in principal collected and interest accrued on such Mortgage Loans on or prior to the Cut-Off Date) on the Closing Date and, pursuant to the terms of the Unaffiliated Seller's Agreement, the Unaffiliated Seller sold to the Company, without recourse, all of its right, title and interest in and to the Mortgage Loans on the Closing Date.

                  The Notes have the benefit of a financial guaranty insurance policy (the "Credit Enhancement Instrument") issued by MBIA Insurance Corporation (the "Credit Enhancer"), pursuant to an Insurance and Reimbursement Agreement, dated as of September 26, 2001 (the "Insurance Agreement"), by and among the Unaffiliated Seller, the Trust, the Originators, the Company, the Indenture Trustee, and the Credit Enhancer.

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                  The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes and has filed with, or mailed for filing to, the Commission a prospectus supplement specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The term Registration Statement means such registration statement as amended to the Closing Date (as defined herein). The term Base Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Base Prospectus together with the prospectus supplement specifically relating to the Notes, as filed with, or mailed for filing to, the Commission pursuant to Rule
424. Any reference in this underwriting agreement (the "Agreement") to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, including "Computational Materials" (as defined herein), as of the effective date of the Registration Statement, the date of such preliminary prospectus or the Prospectus or the Closing Date, as the case may be. Terms not otherwise defined in this Agreement are used herein as defined in the Appendix I to the Indenture.

                  Now, therefore, in connection with the Registration Statement, the Underwriters intend to make a public offering of the Notes, the parties hereto agree as follows:

                                       I.

                  The Company represents and warrants to and agrees with the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use or incorporation therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement and the Unaffiliated Seller's Agreement.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

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                  (e) Each of the Sale and Servicing Agreement and the
                  Unaffiliated Seller's Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (f) The direction by the Company to the Indenture Trustee to execute, authenticate and deliver the Notes has been duly authorized by the Company, and the Notes, when executed and authenticated in the manner contemplated in the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture.

                  (g) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement, the Sale and Servicing Agreement and the Unaffiliated Seller's Agreement, will contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Sale and Servicing Agreement and the Unaffiliated Seller's Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

                  (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                  (i) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company are subject that are required to be described in the Registration Statement or the Prospectus and that are not so described, nor are there any statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

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                  (j) The Company is not an "investment company" or an entity
                  "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                      II.

                  The Company hereby agrees to sell the Notes to the Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Notes from the Company, for a purchase price which is the sum of 99.72317% of the original principal amount of the Notes, together with accrued interest to, but not including the Closing Date.

                                      III.

                  The Underwriters propose to make a public offering of the Notes as soon as this Agreement is entered into. The terms of the public offering of the Notes are set forth in the Prospectus.

                                      IV.

                  Payment for the Notes were made to the order of the Company in immediately available funds at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, at 10:00 A.M., local time, on September 26, 2001. Payment for the Notes were made upon delivery to the Representative of the Notes registered in such names and in such denominations as the Underwriters had requested in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Notes are herein referred to as the "Closing Date."

                                       V.

                  The obligations of the Underwriters hereunder are subject to the following conditions:

                         A. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that in the judgment of the Underwriter, is material and adverse and that makes it, in the judgment of the Underwriter, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus; and

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                  (ii) the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                         B. The Underwriters shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                         C. The Underwriters shall have received on the Closing Date an opinion of counsel to the Underwriters in form and substance acceptable to them.

                         D. The Underwriters shall have received on the Closing Date an opinion of counsel to the Indenture Trustee in form and substance acceptable to them.

                         E. The Underwriters shall have received on the Closing Date an opinion of counsel to the Credit Enhancer in form and substance acceptable to them.

                         F. The Underwriters shall have received on the Closing Date an opinion of counsel to the Company, with respect to certain matters relating to the transfer of the Mortgage Loans to the Trust, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

                         G. The Credit Enhancement Instrument shall have been issued by the Credit Enhancer and shall have been duly authenticated by an authorized agent of the Credit Enhancer, if so required under applicable state law or regulations.

                         H. The Notes shall have been rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

                         I. The Underwriters shall have received on the Closing Date a letter of Deloitte & Touche, dated the date of this Agreement in form and substance satisfactory to the Underwriters, regarding certain specified procedures performed thereby with respect to information set forth in the Prospectus.

                                      VI.

                  In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

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                         A. To furnish the Underwriters, without charge, a
         signed copy of the Registration Statement and any amendments thereto, including exhibits, and, during the period mentioned in paragraph C. below, as many copies of the Prospectus and any supplements and amendments thereto as the Underwriters may reasonably request.

                         B. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Notes, to furnish the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects.

                         C. If, during such period after the first date of the public offering of the Notes, as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                         D. To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriters may designate.

                         E. To file in a timely manner with the Commission in current reports on Form 8-K under the Securities and Exchange Act of 1934 (the "Exchange Act") all information with respect to the Notes which constitutes "Computational Materials" as defined in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, the No-Action Letter of May 27, 1994 issued by the Commission to the Public Securities Association and the No-Action Letter of March 9, 1995 issued by the Commission to the Public Securities Association, in accordance with and in the time frames set forth in such letters.

                                      VII.

                  This Agreement shall be subject to termination in the Underwriters' absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

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                                     VIII.

                  If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with the Notes.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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                  This Agreement shall be governed by and construed in
accordance with the laws of the State of New York.

                                    Very truly yours,


                                    MORGAN STANLEY ABS CAPITAL I INC.


                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:



Accepted and agreed to by:

MORGAN STANLEY & CO. INCORPORATED



By:
      -----------------------------------------------
      Name:
      Title:




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SCHEDULE A

                                Principal             Principal
                                Amount of             Amount of
      Underwriter             Class A-1 Notes       Class A-2 Notes
      -----------             ---------------       ---------------

Morgan Stanley & Co.
Incorporated                    $228,420,000          $46,980,000

Bear, Stearns & Co. Inc.         $25,380,000           $5,220,000

Total                           $253,800,000          $52,200,000




---------------


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                                    EXHIBIT A



            OPINION OF DEWEY BALLANTINE LLP, COUNSEL FOR THE COMPANY







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